Exhibit 99.1

Cascade Microtech Reports Second Quarter 2013 Results

Revenue of $30.3 Million

Income from Operations of $2.5 Million

EPS of $0.15

BEAVERTON, Ore.—(MARKETWIRE) — August 1, 2013—Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the second quarter ended June 30, 2013.

Financial summary

Results for the quarter ended June 30, 2013 were as follows:

•	Total revenue of $30.3 million, up 10.3% compared to $27.5 million for Q1 2013, and up 9.7% compared to $27.6 million for Q2 2012.

•	Systems revenue of $19.8 million, an increase of $2.1 million, or 12.1%, over Q1 2013, and an increase of $1.9 million, or 10.5%, over Q2 2012.

•	Probes revenue of $10.5 million, an increase of $0.7 million, or 7.1%, over Q1 2013, and an increase of $0.8 million, or 8.1%, over Q2 2012.

•	Q2 2013 sets a new revenue record for our Probes segment.

•	Gross margin of 47.1%, up from 42.0% in Q1 2013, and 46.1% in Q2 2012.

•	Q2 2013 represents our best gross margin performance in over 5 years.

•	Income from operations of $2.5 million, an increase of $1.5 million, or 141.8%, over Q1 2013, and an increase of $0.3 million, or 11.3%, over Q2 2012.

•	Depreciation, amortization and stock-based compensation expenses totaled $1.7 million.

•	Net income of $2.2 million, or $0.15 per share, compared to $0.7 million, or $0.05 per share, for Q1 2013, and $2.2 million, or $0.15 per share, for Q2 2012.

•	Total cash and investments of $28.8 million, an increase of $3.9 million over Q1 2013, and an increase of $8.9 million over Q2 2012.

•	Book-to-bill ratio of 0.89 to 1.

“We are pleased by the overall results of the second quarter and with the growth in revenue, gross margin and income from operations compared to both the prior quarter of 2013 and the second quarter of last year. Our performance in the second quarter was driven by strong demand for both our Systems and Probe products. The demand for 300mm systems has remained strong and we are excited about the expected impact our new products will have on the second half of 2013,” said Michael Burger, President and CEO.

“We are also excited about our recently announced acquisition of the Reliability Test Products (RTP) business from Aetrium Incorporated. This acquisition strengthens our Systems product portfolio and accelerates our strategy of delivering Integrated Measurement Solutions to our customer base. We believe the addition of this new product line will better enable us to meet the technical challenges of our customers. In addition, we believe the existing customers of Aetrium’s RTP business will benefit from Cascade Microtech’s service and support network, and strong commitment to customer satisfaction and technology leadership,” added Mr. Burger. The acquisition of the RTP business was an asset purchase for $1.9 million in cash, and contingent consideration of up to $1.5 million payable between 9 and 18 months from the date of acquisition. The contingencies include a $0.5 million holdback and a $1.0 million earn out subject to the achievement of certain milestones.

Financial outlook

For the third quarter of 2013, before acquisition related costs, and assuming consistent foreign currency rates, revenue is expected to be in the range of $28.0 million to $31.0 million, and earnings per share are expected to be in the range of $0.08 to $0.12 on a fully-diluted basis. Due to the mid-quarter timing of the acquisition, the revenue from the RTP business is not expected to be meaningful in the third quarter. Third quarter earnings guidance listed above is before one-time costs of purchasing and integrating the RTP business, which are estimated between $0.7 million and $0.9 million during the quarter.

We will host a conference call beginning at 2:00 p.m. PDT (5:00 p.m. EDT) on Thursday, August 1, 2013, to discuss our results for the quarter ended June 30, 2013.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com. If you are interested in participating in the call, the live dial-in number is 800 884-5695 or international 617 786-2960, participant Passcode: 54893309. A replay will be available after 7:00 p.m. EDT at the same internet address. (For a telephone replay available after 7:00 p.m. EDT, dial: 888 286-8010, international: 617 801-6888, Passcode: 88055847).

Forward-Looking Statements

The statements in this release regarding the Company’s financial outlook as to anticipated revenue and earnings per share for the third quarter of 2013, strong demand for our products, including 300mm systems, and the impact our new products will have on the results for the second half of 2013, the impact of the RTP acquisition, including accelerating our delivery of Integrated measurement Solutions to our customers, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; our ability or delay in integrating acquired businesses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in the precise contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe-cards and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	Year to Date Ended June 30,
				2013	2012
Revenue	$30,307	$27,471	$27,638	$57,778	$55,181
Cost of sales	16,032	15,928	14,897	31,960	30,489

Gross profit	14,275	11,543	12,741	25,818	24,692

Operating expenses:
Research and development	2,694	2,456	2,438	5,150	5,217
Selling, general and administrative	9,064	8,046	8,042	17,110	15,953

	11,758	10,502	10,480	22,260	21,170

Income from operations	2,517	1,041	2,261	3,558	3,522

Other income (expense):
Interest income, net	2	20	9	22	19
Other, net	(112)	(244)	(45)	(356)	(452)

	(110)	(224)	(36)	(334)	(433)

Income before income taxes	2,407	817	2,225	3,224	3,089
Income tax expense	221	70	52	291	176

Net income	$2,186	$747	$2,173	$2,933	$2,913

Net income per share:
Basic	$0.15	$0.05	$0.15	$0.21	$0.21
Diluted	$0.15	$0.05	$0.15	$0.20	$0.20
Shares used in computing net income per share:
Basic	14,342	14,227	14,158	14,283	14,173
Diluted	14,652	14,599	14,350	14,626	14,332

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$23,769	$17,927
Marketable securities	5,030	5,322
Restricted cash	—	1,069
Accounts receivable, net	21,585	21,087
Inventories	22,241	24,277
Prepaid expenses and other	2,340	2,503

Total current assets	74,965	72,185
Fixed assets, net	7,093	8,271
Purchased intangible assets, net	1,296	1,610
Goodwill	976	990
Other assets	1,736	2,224

	$86,066	$85,280

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,954	$5,900
Deferred revenue	1,245	3,526
Accrued liabilities	6,386	6,640

Total current liabilities	13,585	16,066
Deferred revenue	542	356
Other long-term liabilities	2,154	2,940

Total liabilities	16,281	19,362

Stockholders’ equity:
Common stock	92,229	91,039
Accumulated other comprehensive income (loss)	(972)	(716)
Accumulated deficit	(21,472)	(24,405)

Total stockholders’ equity	69,785	65,918

	$86,066	$85,280

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